EXHIBIT 14.2

Amendment to Note between Itzhak Ostashinsky and Crowd 4 Seeds, Inc. Dated November 1, 2014

The terms of the note between Itzhak Ostashinsky and Crowd 4 Seeds, Inc. dated November 1, 2014 (the "Note") are hereby amended as follows:

-          Repayment of the Advance shall be on demand. There is no set date for the repayment of the Advance.

-          The Advance shall accrue no interest.

Neither repayment of any part of the Advance, nor any interest payment on such Advance has been made to date.

This amendment is hereby approved as of November 30, 2015.

/s/ Itzhak Ostashinsky

Itzhak Ostashinsky

/s/ Itzhak Ostashinsky

Itzhak Ostashinsky, President

Crowd 4 Seeds, Inc.